                                                                  EXHIBIT 99.1.1

                        HARTFORD LIFE INSURANCE COMPANY
                              HOME OFFICE ADDRESS:
                              200 HOPMEADOW STREET
                          SIMSBURY, CONNECTICUT 06089
                          (A STOCK INSURANCE COMPANY)
                                (THE "COMPANY")

                           INDIVIDUAL LIFE OPERATIONS
                                 P.O. BOX 64582
                         ST. PAUL, MINNESOTA 55164-0582
                        TELEPHONE NUMBER: 1-800-243-5433

Will pay the Death Proceeds to the Beneficiary, upon receipt at Our Individual Life Operations facility in Minneapolis, Minnesota, of due proof of the Insured's death while the Policy was in force.

Signed for the Company

       /s/ Christine Hayer Repasy           /s/ Thomas M. Marra
       -----------------------------------  -----------------------------------
       CHRISTINE HAYER REPASY, SECRETARY    THOMAS M. MARRA, PRESIDENT

READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us

                            RIGHT TO EXAMINE POLICY

WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU TO EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY DELIVER OR MAIL THE POLICY TO US OR TO THE AGENT FROM WHOM IT WAS PURCHASED ANYTIME DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE DAY YOU GET YOUR POLICY AND ENDS TEN DAYS AFTER YOU GET IT. IN SUCH AN EVENT, THE POLICY WILL BE RESCINDED AND WE WILL PAY AN AMOUNT EQUAL TO THE GREATER OF THE PREMIUMS PAID FOR THE POLICY LESS ANY INDEBTEDNESS OR THE SUM OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED POLICY IS RECEIVED BY US OR TO THE AGENT FROM WHOM IT WAS PURCHASED; AND, II) ANY DEDUCTIONS UNDER THE POLICY OR CHARGES ASSOCIATED WITH THE SEPARATE ACCOUNT.

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE, UNLESS EXTENDED BY
                               ELECTION OF OWNER
  DEATH PROCEEDS PAYABLE AT DEATH OF INSURED AS DESCRIBED IN THE DEATH BENEFIT
                                    SECTION
                            ADJUSTABLE DEATH BENEFIT
                      PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                               NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY BE FIXED OR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 15. THE DEATH PROCEEDS WILL BE PAYABLE IN ACCORDANCE WITH THE PROVISIONS DESCRIBED IN THE DEATH BENEFIT SECTION ON PAGE 7.

                                FLEXIBLE PREMIUM
                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY

                                                                          [LOGO]
                                                                    THE HARTFORD

                               TABLE OF CONTENTS

                                                                           PAGE
--------------------------------------------------------------------------------
Policy Specifications                                                          3
Definitions                                                                   14
Death Benefit                                                                 16
Increases and Decreases in Face Amount                                        18
Premiums                                                                      18
Valuation Provisions                                                          20
Account Value, Cash Value and Cash Surrender Value                            21
Transfers                                                                     22
Monthly Deduction Amount                                                      23
Insurance Class Changes                                                       24
Lapse and Policy Grace Period                                                 25
Reinstatement                                                                 29
Policy Loans                                                                  29
Withdrawals                                                                   30
Surrenders                                                                    31
Payments By Us                                                                31
Taxation of The Separate Account                                              31
The Contract                                                                  32
Ownership and Beneficiary                                                     34
Termination and Maturity Date                                                 34
Income Settlement Options                                                     36
Any Riders follow page

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
                       BASE POLICY INFORMATION
-----------------------------------------------------------------------------

POLICY:                                             FLEXIBLE PREMIUM VARIABLE
                                                    UNIVERSAL LIFE
POLICY NUMBER:                                      [VL00001]
INSURED:                                            [JOHN DOE]
ISSUE AGE/SEX:                                      [35, MALE]
INSURANCE CLASS:                                    [PREFERRED/NON-NICOTINE]
OWNER:                                              [JOHN DOE]
BENEFICIARY:                                        [JANE DOE]
INITIAL PLANNED PREMIUM:                            [$1,000.00]
PAYMENT FREQUENCY:                                  [ANNUAL]
INITIAL FACE AMOUNT:                                [$100,000]
DEATH BENEFIT OPTION:                               [B (RETURN OF ACCOUNT VALUE)]
DEATH BENEFIT OPTION C LIMIT:                       [NOT APPLICABLE]
MINIMUM INCREASE IN FACE AMOUNT:                    $25,000
MINIMUM DECREASE IN FACE AMOUNT                     $ 1,000
MINIMUM FACE AMOUNT AFTER DECREASE:                 $25,000
NO LAPSE GUARANTEE PERIOD:                          [OCTOBER 1, 2003 - SEPTEMBER 30, 2012]*
MONTHLY NO LAPSE
GUARANTEE PREMIUM:                                  [$45.71]
POLICY DATE:                                        [JANUARY 1, 2003]
DATE OF ISSUE:                                      [JANUARY 1, 2003]
SCHEDULED MATURITY DATE:                            [JANUARY 1, 2068]**
ANNUAL FIXED ACCOUNT
MINIMUM CREDITED RATE:                              3.00%***
SEPARATE ACCOUNT:                                   [VARIABLE LIFE I]
INITIAL PREMIUM ALLOCATION:                         [HARTFORD MONEY MARKET HLS FUND]
7702 TEST                                           GUIDELINE PREMIUM TEST

* IT IS POSSIBLE THAT A LUMP SUM PREMIUM WILL BE REQUIRED AT THE END OF THE NO LAPSE PERIOD TO PREVENT THE POLICY FROM TERMINATING. YOU MAY CONTACT US FOR ADDITIONAL INFORMATION.

** IT IS POSSIBLE THAT COVERAGE FOR THIS POLICY AND/OR ATTACHED RIDERS WILL EXPIRE PRIOR TO THE SCHEDULED MATURITY DATE AND/OR THE TERMINATION DATE SHOWN WHERE PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH DATE. COVERAGE MAY ALSO BE AFFECTED BY CHANGES IN THE MONTHLY DEDUCTION AMOUNT, POLICY LOANS, THE COST OF ANY ADDITIONAL BENEFIT RIDERS AND THE DEATH BENEFIT OPTION. THE MONTHLY DEDUCTION AMOUNT INCLUDES COST OF INSURANCE CHARGES AND OTHER EXPENSE CHARGES. INTEREST RATES CREDITED TO THE VALUES IN THE FIXED ACCOUNT IN EXCESS OF THE FIXED ACCOUNT MINIMUM CREDITED RATE ARE NOT GUARANTEED AND ARE SUBJECT TO CHANGE. VARIATIONS IN CREDITED INTEREST RATES, INVESTMENT

     EXPERIENCE AND MONTHLY DEDUCTION AMOUNTS MAY REQUIRE ADDITIONAL PREMIUMS TO BE PAID OR MAY CAUSE THE ACCOUNT VALUES TO BE LESS THAN THOSE SHOWN IN THE ILLUSTRATION.

*** ANY AMOUNTS IN THE LOAN ACCOUNT WILL BE CREDITED WITH INTEREST AT THIS RATE.

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

                                 POLICY CHARGES

-----------------------------------------------------------------------------
                   DEDUCTIONS FROM PREMIUM PAYMENTS
-----------------------------------------------------------------------------

TYPE OF CHARGE

                                                    PERCENT OF
MAXIMUM SALES CHARGES:                              PREMIUMS PAID
----------------------------------------------------------------------------------
ALL POLICY YEARS                                    5.75%

TAX CHARGE:
----------------------------------------------------------------------------------
ALL POLICY YEARS                                    [1.75%]*

* THE TAX PERCENTAGE RATE DEPENDS UPON THE RATE ASSESSED BY YOUR STATE OR MUNICIPALITY. IF YOUR STATE OR MUNICIPALITY CHANGES, OR IF YOUR STATE OR MUNICIPALITY CHANGES ITS TAX RATE, THE TAX RATE WILL CHANGE TO EQUAL THAT NEW RATE. THE TAX RATE FOR RESIDENTS OF NEW YORK WILL NOT BE CHANGED WITHOUT THE APPROVAL OF THE SUPERINTENDENT OF INSURANCE OF THE STATE WHERE THE POLICY IS ISSUED FOR DELIVERY.

-----------------------------------------------------------------------------
                MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE
-----------------------------------------------------------------------------

TYPE OF                         POLICY       CHARGE OR
CHARGE                          YEARS        PERCENT OF VALUE
--------------------------------------------------------------------------------
MONTHLY ADMINISTRATIVE              ALL      $10.00 PER MONTH
CHARGE
MONTHLY PER $1,000 RATE             1-5      [0.2500] PER MONTH PER $1,000 OF
                                             INITIAL FACE AMOUNT.
                                    6+       0
MORTALITY AND EXPENSE              1-10      [0.07083%] PER MONTH (0.85% PER
RISK RATE                                    YEAR) OF THE ACCUMULATED VALUE IN
                                             THE SUB-ACCOUNTS.
                                   11-20     [0.0333%] PER MONTH (0.40% PER
                                             YEAR) OF THE ACCUMULATED VALUES IN
                                             THE SUB-ACCOUNTS.
                                    21+      [0.0208%] PER MONTH (0.25% PER
                                             YEAR) OF THE ACCUMULATED VALUES IN
                                             THE SUB-ACCOUNTS

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS
                                 POLICY CHARGES

-----------------------------------------------------------------------------
                       MAXIMUM TRANSFER CHARGE
-----------------------------------------------------------------------------

ALL POLICY YEARS      $00.00 FOR THE FIRST TRANSFER IN ANY CALENDAR MONTH.
ALL POLICY YEARS      $25.00 PER TRANSFER IN EXCESS OF ONE PER CALENDAR MONTH.

-----------------------------------------------------------------------------
                      MAXIMUM SURRENDER CHARGES
-----------------------------------------------------------------------------

          POLICY                SURRENDER          POLICY          SURRENDER
           YEAR                   CHARGE            YEAR            CHARGE
--------------------------------------------------------------------------------
            [1                    1200.00              6             770.00
            2                     1114.00              7             684.00
            3                     1028.00              8             598.00
            4                      942.00              9             512.00
            5                      856.00             10              0.00]

-----------------------------------------------------------------------------
                          WITHDRAWAL CHARGE
-----------------------------------------------------------------------------

WE MAY ASSESS A CHARGE OF UP TO $10.00 FOR EACH WITHDRAWAL.

POLICY NUMBER: VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
                   SCHEDULED FACE AMOUNT INCREASES
-----------------------------------------------------------------------------

         DATE OF INCREASE                     SCHEDULED INCREASE AMOUNT
--------------------------------------------------------------------------------
         [JANUARY 1, 2004                              $75,000
          JANUARY 1, 2005                              $75,000
          JANUARY 1, 2006                              $75,000
          JANUARY 1, 2007                             $75,000]

POLICY NUMBER:   VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
              TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
        AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
-----------------------------------------------------------------------------

                               MINIMUM              MAXIMUM COST                               MINIMUM             MAXIMUM COST
       ATTAINED             DEATH BENEFIT           OF INSURANCE          ATTAINED          DEATH BENEFIT          OF INSURANCE
         AGE                 PERCENTAGES                RATE                 AGE             PERCENTAGES               RATE
------------------------------------------------------------------------------------------------------------------------------------
          35                    [250.00                0.175833               68                117.00                 2.765833
          36                     250.00                0.186667               69                116.00                 3.014167
          37                     250.00                0.200000               70                115.00                 3.292500
          38                     250.00                0.215000               71                113.00                 3.608333
          39                     250.00                0.232500               72                111.00                 3.970833
          40                     250.00                0.251667               73                109.00                 4.386667
          41                     243.00                0.274167               74                107.00                 4.849167
          42                     236.00                0.296667               75                105.00                 5.349167
          43                     229.00                0.322500               76                105.00                 5.877500
          44                     222.00                0.349167               77                105.00                 6.426667
          45                     215.00                0.379167               78                105.00                 6.991667
          46                     209.00                0.410000               79                105.00                 7.587500
          47                     203.00                0.443333               80                105.00                 8.236667
          48                     197.00                0.478333               81                105.00                 8.956667
          49                     191.00                0.517500               82                105.00                 9.770833
          50                     185.00                0.559167               83                105.00                10.688333
          51                     178.00                0.608333               84                105.00                11.687500
          52                     171.00                0.663333               85                105.00                12.745833
          53                     164.00                0.725833               86                105.00                13.840833
          54                     157.00                0.796667               87                105.00                14.962500
          55                     150.00                0.872500               88                105.00                16.105833
          56                     146.00                0.955000               89                105.00                17.274167
          57                     142.00                1.040833               90                105.00                18.480833
          58                     138.00                1.132500               91                104.00                19.748333
          59                     134.00                1.230833               92                103.00                21.120833
          60                     130.00                1.340000               93                102.00                22.675833
          61                     128.00                1.461667               94                101.00                24.658333
          62                     126.00                1.599167               95                100.00                27.496667
          63                     124.00                1.755000               96                100.00                32.045833
          64                     122.00                1.928333               97                100.00                40.016667
          65                     120.00                2.118333               98                100.00                54.831667
          66                     119.00                2.320833               99                100.00               83.333333]
          67                     118.00                2.536667

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE MORTALITY TABLE, AGE NEAREST BIRTHDAY ADJUSTED FOR ANY SPECIAL CLASS RATING.

POLICY NUMBER:   VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
              TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
        AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
-----------------------------------------------------------------------------

                               MINIMUM              MAXIMUM COST                               MINIMUM             MAXIMUM COST
       ATTAINED             DEATH BENEFIT           OF INSURANCE          ATTAINED          DEATH BENEFIT          OF INSURANCE
         AGE                 PERCENTAGES                RATE                 AGE             PERCENTAGES               RATE
------------------------------------------------------------------------------------------------------------------------------------
          35                    [250.00                0.168333               68                117.00                 2.502500
          36                     250.00                0.178333               69                116.00                 2.721667
          37                     250.00                0.191667               70                115.00                 2.965833
          38                     250.00                0.205833               71                113.00                 3.245833
          39                     250.00                0.223333               72                111.00                 3.570000
          40                     250.00                0.241667               73                109.00                 3.944167
          41                     243.00                0.263333               74                107.00                 4.364167
          42                     236.00                0.285000               75                105.00                 4.820000
          43                     229.00                0.310000               76                105.00                 5.304167
          44                     222.00                0.334167               77                105.00                 5.808333
          45                     215.00                0.362500               78                105.00                 6.329167
          46                     209.00                0.391667               79                105.00                 6.880833
          47                     203.00                0.422500               80                105.00                 7.485833
          48                     197.00                0.454167               81                105.00                 8.161667
          49                     191.00                0.490833               82                105.00                 8.931667
          50                     185.00                0.530000               83                105.00                 9.804167
          51                     178.00                0.575000               84                105.00                10.758333
          52                     171.00                0.625000               85                105.00                11.781667
          53                     164.00                0.682500               86                105.00                12.847500
          54                     157.00                0.746667               87                105.00                13.957500
          55                     150.00                0.815000               88                105.00                15.103333
          56                     146.00                0.889167               89                105.00                16.295000
          57                     142.00                0.965000               90                105.00                17.544167
          58                     138.00                1.045000               91                104.00                18.875833
          59                     134.00                1.130833               92                103.00                20.344167
          60                     130.00                1.226667               93                102.00                22.003333
          61                     128.00                1.333333               94                101.00                24.113333
          62                     126.00                1.455833               95                100.00                27.074167
          63                     124.00                1.596667               96                100.00                31.747500
          64                     122.00                1.754167               97                100.00                39.807500
          65                     120.00                1.925833               98                100.00                54.781667
          66                     119.00                2.107500               99                100.00               83.333333]
          67                     118.00                2.300833

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY, 80% MALE SMOKER OR NONSMOKER MORTALITY TABLE, AGE NEAREST BIRTHDAY ADJUSTED FOR ANY SPECIAL CLASS RATING.

POLICY NUMBER:   VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
              TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
        AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
-----------------------------------------------------------------------------

                                MINIMUM              MAXIMUM COST                              MINIMUM             MAXIMUM COST
       ATTAINED              DEATH BENEFIT           OF INSURANCE          ATTAINED         DEATH BENEFIT          OF INSURANCE
          AGE                 PERCENTAGES                RATE                AGE             PERCENTAGES               RATE
------------------------------------------------------------------------------------------------------------------------------------
          [35                    250.00                 0.100833               78               105.00                 4.713333
          36                     250.00                 0.106667               79               105.00                 5.255000
          37                     250.00                 0.111667               80               105.00                 5.845000
          38                     250.00                 0.120000               81               105.00                 6.515833
          39                     250.00                 0.128333               82               105.00                 7.211667
          40                     250.00                 0.137500               83               105.00                 7.959167
          41                     243.00                 0.149167               84               105.00                 8.785833
          42                     236.00                 0.163333               85               105.00                 9.714167
          43                     229.00                 0.179167               86               105.00                10.742500
          44                     222.00                 0.199167               87               105.00                11.862500
          45                     215.00                 0.220833               88               105.00                13.060833
          46                     209.00                 0.241667               89               105.00                14.323333
          47                     203.00                 0.264167               90               105.00                15.638333
          48                     197.00                 0.277500               91               104.00                16.870000
          49                     191.00                 0.293333               92               103.00                18.152500
          50                     185.00                 0.313333               93               102.00                19.503333
          51                     178.00                 0.338333               94               101.00                20.928333
          52                     171.00                 0.372500               95               101.00                22.430833
          53                     164.00                 0.410833               96               101.00                23.803333
          54                     157.00                 0.458333               97               101.00                25.265000
          55                     150.00                 0.514167               98               101.00                26.823333
          56                     146.00                 0.573333               99               101.00                28.487500
          57                     142.00                 0.636667              100               101.00                30.265833
          58                     138.00                 0.689167              101               101.00                31.673333
          59                     134.00                 0.749167              102               101.00                33.171667
          60                     130.00                 0.821667              103               101.00                34.766667
          61                     128.00                 0.911667              104               101.00                36.463333
          62                     126.00                 1.020833              105               101.00                38.267500
          63                     124.00                 1.142500              106               101.00                40.185000
          64                     122.00                 1.270000              107               101.00                42.224167
          65                     120.00                 1.404167              108               101.00                44.390833
          66                     119.00                 1.539167              109               101.00                46.692500
          67                     118.00                 1.674167              110               101.00                49.136667
          68                     117.00                 1.820833              111               101.00                51.732500
          69                     116.00                 1.970000              112               101.00                54.486667
          70                     115.00                 2.147500              113               101.00                57.411667
          71                     113.00                 2.345833              114               101.00                60.515000
          72                     111.00                 2.610000              115               101.00                63.808333
          73                     109.00                 2.885000              116               101.00                67.300833
          74                     107.00                 3.173333              117               101.00                71.005833

                                MINIMUM              MAXIMUM COST                              MINIMUM             MAXIMUM COST
       ATTAINED              DEATH BENEFIT           OF INSURANCE          ATTAINED         DEATH BENEFIT          OF INSURANCE
          AGE                 PERCENTAGES                RATE                AGE             PERCENTAGES               RATE
------------------------------------------------------------------------------------------------------------------------------------
          75                     105.00                 3.492500              118               101.00                74.935833
          76                     105.00                 3.840000              119               101.00               79.101667]
          77                     105.00                 4.243333

THE MINIMUM DEATH BENEFIT PERCENTAGE FOR ATTAINED AGE 120 AND BEYOND WILL BE
101.00. THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH
SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 2001 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE, COMPOSITE, ULTIMATE, AGE NEAREST BIRTHDAY MORTALITY TABLE. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

POLICY NUMBER:   VL0000001

                             POLICY SPECIFICATIONS

-----------------------------------------------------------------------------
              TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
        AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000
-----------------------------------------------------------------------------

                                MINIMUM              MAXIMUM COST                              MINIMUM             MAXIMUM COST
       ATTAINED              DEATH BENEFIT           OF INSURANCE          ATTAINED         DEATH BENEFIT          OF INSURANCE
          AGE                 PERCENTAGES                RATE                AGE             PERCENTAGES               RATE
------------------------------------------------------------------------------------------------------------------------------------
          [35                    250.00                 0.096667               78               105.00                 4.335000
          36                     250.00                 0.102500               79               105.00                 4.812500
          37                     250.00                 0.107500               80               105.00                 5.330000
          38                     250.00                 0.115833               81               105.00                 5.933333
          39                     250.00                 0.123333               82               105.00                 6.564167
          40                     250.00                 0.131667               83               105.00                 7.229167
          41                     243.00                 0.142500               84               105.00                 7.960833
          42                     236.00                 0.155000               85               105.00                 8.775000
          43                     229.00                 0.170000               86               105.00                 9.636667
          44                     222.00                 0.188333               87               105.00                10.626667
          45                     215.00                 0.207500               88               105.00                11.670000
          46                     209.00                 0.227500               89               105.00                12.760000
          47                     203.00                 0.249167               90               105.00                13.838333
          48                     197.00                 0.263333               91               104.00                14.690833
          49                     191.00                 0.280833               92               103.00                15.678333
          50                     185.00                 0.301667               93               102.00                16.825833
          51                     178.00                 0.327500               94               101.00                18.136667
          52                     171.00                 0.360833               95               101.00                19.665000
          53                     164.00                 0.398333               96               101.00                21.098333
          54                     157.00                 0.444167               97               101.00                22.638333
          55                     150.00                 0.495833               98               101.00                23.439167
          56                     146.00                 0.552500               99               101.00                24.610000
          57                     142.00                 0.612500              100               101.00                26.128333
          58                     138.00                 0.664167              101               101.00                27.568333
          59                     134.00                 0.722500              102               101.00                29.199167
          60                     130.00                 0.790833              103               101.00                31.043333
          61                     128.00                 0.873333              104               101.00                33.121667
          62                     126.00                 0.972500              105               101.00                35.424167
          63                     124.00                 1.081667              106               101.00                37.854167
          64                     122.00                 1.197500              107               101.00                40.402500
          65                     120.00                 1.319167              108               101.00                43.022500
          66                     119.00                 1.442500              109               101.00                45.781667
          67                     118.00                 1.567500              110               101.00                48.638333
          68                     117.00                 1.703333              111               101.00                51.449167
          69                     116.00                 1.843333              112               101.00                54.232500
          70                     115.00                 2.008333              113               101.00                56.864167
          71                     113.00                 2.193333              114               101.00                60.335833
          72                     111.00                 2.432500              115               101.00                63.660833
          73                     109.00                 2.682500              116               101.00                67.127500
          74                     107.00                 2.946667              117               101.00                70.900000

                                MINIMUM              MAXIMUM COST                              MINIMUM             MAXIMUM COST
       ATTAINED              DEATH BENEFIT           OF INSURANCE          ATTAINED         DEATH BENEFIT          OF INSURANCE
          AGE                 PERCENTAGES                RATE                AGE             PERCENTAGES               RATE
------------------------------------------------------------------------------------------------------------------------------------
          75                     105.00                 3.237500              118               101.00                74.495000
          76                     105.00                 3.553333              119               101.00               79.101667]
          77                     105.00                 3.916667

THE MINIMUM DEATH BENEFIT PERCENTAGE FOR ATTAINED AGE 120 AND BEYOND WILL BE
101.00. THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH
SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 2001 COMMISSIONERS STANDARD ORDINARY, UNISEX(80), COMPOSITE, ULTIMATE, AGE NEAREST BIRTHDAY MORTALITY TABLE. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.

DEFINITIONS                The definitions in this section apply to the following words and phrases whenever and wherever they appear in the Policy.
                           ACCOUNT VALUE: the total of all amounts in the Fixed Account, Loan Account and
                           Sub-Accounts.
                           ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.
                           ATTAINED AGE: the Insured's Issue Age plus the Policy Year minus one.
                           CASH SURRENDER VALUE: the Cash Value less all Indebtedness.
                           CASH VALUE: the Account Value less any applicable Surrender Charges.
                           COMPANY, WE, US, OUR: the Company referred to on the first page of the Policy.
                           CUMULATIVE NO LAPSE GUARANTEE PREMIUM: the premium required to maintain the No Lapse
                           Guarantee. On the Policy Date, the Cumulative No Lapse Guarantee Premium is the Monthly
                           No Lapse Guarantee Premium shown on Page 3. On each Monthly Activity Date thereafter, the Cumulative No Lapse Guarantee Premium is: (a) the Cumulative No Lapse Guarantee
                           Premium on the previous Monthly Activity Date; plus (b) the current Monthly No Lapse
                           Guarantee Premium.
                           DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured. The date may be different from the Policy Date.
                           DEATH BENEFIT: the amount used to calculate the Death Proceeds. The Death Benefit on the Policy Date is determined by the Death Benefit Option You select on Your application. Thereafter, it may change in accordance with the terms of the Death
                           Benefit Option provision, the Minimum Death Benefit provision and any additional benefits provided by riders attached to this Policy.
                           DEATH BENEFIT OPTION: the Death Benefit Option in effect determines how the Death
                           Benefit is calculated. The Death Benefit Options provided are described in the Death
                           Benefit section.
                           DEATH PROCEEDS: the amount which We will pay on the death of the Insured.
                           DOLLAR COST AVERAGING: systematic transfers from one account to any other available account.
                           DUE PROOF OF DEATH: a certified death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.
                           FACE AMOUNT: an amount We use to determine the Death Benefit. On the Policy Date, the
                           Face Amount equals the Initial Face Amount shown on Page 3. Thereafter, it may change in accordance with the terms of the Increases and Decreases in the Face Amount provision, the Death Benefit Option Changes provision, the No Lapse Guarantee provision, the Withdrawals provision and the Scheduled Maturity Date provision.
                           FIXED ACCOUNT: part of the Company's General Account to which all or a portion of the
                           Account Value may be allocated.
                           FUNDS: the registered open-end management companies in which assets of the Separate
                           Account may be invested.

DEFINITIONS                GENERAL ACCOUNT: all Company assets other than those allocated to Separate Accounts.
(CONTINUED)                IN WRITING: in a written form satisfactory to Us.
                           INDEBTEDNESS: all loans taken on the Policy, plus any interest due or accrued minus any loan repayments.
                           INTERNAL REVENUE CODE: the Internal Revenue Code of 1986, as amended.
                           ISSUE AGE: The Insured's age on his/her birthday nearest the Policy Date.
                           LOAN ACCOUNT: an account established for any amounts transferred from the Fixed Account and Sub-Accounts as a result of loans. The amounts in the Loan Account are credited with interest and are not subject to the investment experience of any Sub-Accounts.
                           MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date. However, whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed to be the next Valuation Day.
                           NET AMOUNT AT RISK: the Net Amount at Risk is determined by subtracting the Account
                           Value from the Policy's Death Benefit. If the Face Amount has been increased from the initial Face Amount, the Net Amount at Risk is first allocated to the most recent increase and then, successively to each prior increase.
                           NET PREMIUM: the amount of premium credited to the Account Value. It is the premium paid minus the deductions from premium shown on Page 3A.
                           We can use sales loads that are lower than the sales loads shown on Page 3A. Sales loads will be determined on each Policy Anniversary based on future expectations for such factors as mortality, expenses, interest, persistency and taxes. Sales loads will be reviewed no more often than once a year, nor less than every 5 years. Any change We make will be on a uniform basis for Insureds of the same Issue Age, sex and insurance class and whose coverage has been in force for the same length of time. No change in sales loads will occur on account of deterioration of the Insured's health.
                           Any change in sales loads will be determined in accordance with the procedures and standards on file with the Insurance Department where this Policy is delivered.
                           PLANNED PREMIUM: the amount that the Owner intends to pay. The Initial Planned Premium is shown on Page 3.
                           POLICY ANNIVERSARY: an anniversary of the Policy Date.
                           POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined. This is the date the Policy goes into effect.
                           POLICY YEARS: years as measured from the Policy Date.
                           PRO RATA BASIS: an allocation method based on the proportion of the Account Value in the Fixed Account and each Sub-Account.

DEFINITIONS                SCHEDULED MATURITY DATE: the date shown on Page 3, on which the Policy will mature, in
(CONTINUED)                accordance with the Termination and Maturity Date provision.
                           SEPARATE ACCOUNT: an account, as specified on Page 3, which has been established by Us to separate the assets funding the variable benefits, for the class of contracts to which the Policy belongs, from the other assets of the Company.
                           SUB-ACCOUNTS: the subdivisions of the Separate Account.
                           SURRENDER CHARGE: a charge that may be assessed if You surrender the Policy.
                           VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.
                           VALUATION PERIOD: the period of time between the close of business on successive
                           Valuation Days.
                           YOU, YOUR: the Owner of the Policy.
DEATH BENEFIT              GENERAL
                           Upon receipt of due proof of the Insured's death, We will pay the Death Proceeds to the
                           Beneficiary.
                           DEATH PROCEEDS
                           Death Proceeds equal the Death Benefit described below less Indebtedness and less any due and unpaid Monthly Deduction Amounts occurring during a Policy Grace Period.
                           However, if the Insured dies after We receive a request In Writing from You to surrender the Policy, the Cash Surrender Value will be paid in lieu of the Death
                           Proceeds.
                           The Death Benefit is the greater of:
                           (a) the Death Benefit provided by the Death Benefit Option chosen; and
                           (b) the Minimum Death Benefit described on the next page.
                           DEATH BENEFIT OPTIONS
                           You have four Death Benefit Options available. Options A, B and C are available at issue. Option D is not available at issue, however, you may change from Option B to
                           Option D.
                           1. Under Option A (Level Option), the Death Benefit is the current Face Amount.
                           2. Under Option B (Return of Account Value Option), the Death Benefit is the current
                           Face Amount, plus the Account Value on the date We receive due proof of the Insured's death.
                           3. Under Option C (Return of Premium Option), the Death Benefit is the current Face
                           Amount, plus the lesser of:
                           (a) the sum of the premiums paid less withdrawals; or
                           (b) the Death Benefit Option C Limit shown on Page 3;
                           4. Under Option D (Decreasing Option) the Death Benefit is the current Face Amount, plus the lesser of:
                           (a) the Account Value on the date We receive due proof of the Insured's death; or

DEATH BENEFIT              (b) the Option Adjustment Amount. On the date You change Your Death Benefit from Option
(CONTINUED)                B (Return of Account Value) to Option D (Decreasing Option), the Option Adjustment
                           Amount is the Account Value on the date of the change. Thereafter, the Option
                           Adjustment Amount will be reduced by any Withdrawals. Refer to the Withdrawals provision for more information.
                           Any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive Due Proof of Death will be added to Your Account Value for purposes of determining Your Death Proceeds.
                           DEATH BENEFIT OPTION CHANGES
                           You may change Your Death Benefit Option, subject to the conditions described here. You must notify Us In Writing or in a manner satisfactory to Us of the change. Such change will be effective on the Monthly Activity Date following the date We receive the request and the conditions are met.
                           The following changes are allowed with no evidence of insurability required:
                           You may change Option A (Level Option) to Option B (Return of Account Value Option). If
                           you do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change, decreased by the then current Account Value.
                           You may change from Option B (Return of Account Value Option) to Option D (Decreasing
                           Option). The Option D Death Benefit is the current Face Amount increased by the lesser of:
                           (a) the Account Value on the date We receive Due Proof of Death of the Insured; or
                           (b) the Option Adjustment Amount.
                           You may change Option C (Return of Premium Option) to Option A (Level Option). If You
                           do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change.
                           In addition, You may change from Option B (Return of Account Value Option) to Option A
                           (Level Option). However, if this change would result in a Face Amount that exceeds our guidelines and limitations that may be in effect, You must provide evidence of insurability satisfactory to Us. If You do, the Face Amount will become the Face Amount immediately prior to the option change increased by the Account Value on the date of the option change.
                           MINIMUM DEATH BENEFIT
                           For policies that meet the definition of life insurance under the Guideline
                           Premium/Cash Value Corridor Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account
                           Value multiplied by the Minimum Death Benefit Percentage for the then current Policy
                           Year.
                           For policies that meet the definition of life insurance under the Cash Value
                           Accumulation Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account Value minus the present value of charges for qualified additional benefit riders (as defined by the
                           Internal Revenue Code), multiplied by the Minimum Death Benefit Percentage for the then current Policy Year.

DEATH BENEFIT              To the extent this increase in the Death Benefit would result in a Net Amount at Risk
(CONTINUED)                that exceeds Our guidelines and limitations that may be in effect, We reserve the right to distribute to You a portion of the Cash Surrender Value sufficient to continue to qualify the Policy as life insurance. Such a distribution will not be subject to any
                           Surrender Charges.
                           The Minimum Death Benefit is determined by using the Account Value on the date We receive Due Proof of the Insured's death. Any Monthly Deduction Amounts taken after the date of the Insured's death and before We receive Due Proof of Death will be added to
                           Your Account Value for purposes of determining Your Death Proceeds.
INCREASES AND              GENERAL
DECREASES IN               At any time after the first Policy Year, You may make a request In Writing or in a
FACE AMOUNT                manner satisfactory to Us to change the Face Amount. The minimum amount by which the
                           Face Amount can be increased or decreased is shown on Page 3.
                           We reserve the right to limit You to one increase or decrease in any 12 month period.
                           SCHEDULED INCREASES IN FACE AMOUNT
                           We will increase the Face Amount automatically by the amounts shown on Page 3C. These scheduled increases will continue until You request to discontinue the increases or until You request to decrease the Face Amount of Your Policy. Decreases in the Face
                           Amount as a result of a withdrawal or a Death Benefit Option Change will not affect
                           Your future scheduled increases. Scheduled increases in Face Amount are not subject to evidence of insurability.
                           UNSCHEDULED INCREASES IN FACE AMOUNT
                           All requests to increase the Face Amount must be applied for on a new application and accompanied by the Policy. All requests will be subject to evidence of insurability satisfactory to Us. Any increase approved by Us will be effective on the Monthly
                           Activity Date shown on the new Policy Specifications Page, provided that the Monthly
                           Deduction Amount for the first month after the effective date of the increase is made.
                           Any unscheduled increase will be subject to additional Monthly Per $1,000 Charges, additional Cost of Insurance Charges and additional Surrender Charges, all of which are based on the Attained Age of the Insured at the time of the increase. We will send You additional Policy Specification Pages describing these charges.
                           DECREASES IN FACE AMOUNT
                           A decrease in the Face Amount will be effective on the Monthly Activity Date following the date We receive Your request. The remaining Face Amount must not be less than the minimum Face Amount shown on Page 3. If there have been any Face Amount increases, decreases will be taken in the reverse order from which the increases were applied.
PREMIUMS                   GENERAL
                           No insurance is effective until the Policy is delivered, all answers in the application continue to be true and complete at the time of delivery and We receive premiums sufficient to cover the Monthly Deduction Amount on the Policy Date. After the first premium has been paid, subsequent premiums can be paid at any time.

PREMIUMS                   Checks must be made payable to the Company shown on the first page of the Policy.
(CONTINUED)                Checks may be sent to either:
                           (a) Us at the address shown on the premium notice; or
                           (b) Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.
                           We will apply any amount received under the Policy as a premium unless it is clearly marked otherwise. The premium will be applied on the date We receive it at the address shown on the premium notice.
                           PLANNED PREMIUM PAYMENTS
                           We will send You a premium notice for the Planned Premium payment. The notices may be sent at 12, 6, or 3 month intervals. The Initial Planned Premium payment and payment frequency You selected are shown on Page 3. You may change the Planned Premium payment shown on the premium notices subject to Our premium limitations.
                           FLEXIBLE PREMIUMS
                           After the first premium has been paid, Your subsequent premium payments are flexible.
                           The actual amount and frequency of payment will affect the Account Value and could affect the amount and duration of insurance provided by the Policy. You may pay additional premiums at any time, prior to the Scheduled Maturity Date, subject to Our
                           Premium Limitations.
                           PREMIUM LIMITATIONS
                           You may pay premiums at any time, prior to the Scheduled Maturity Date, subject to the following limitations:
                           (a) The minimum premium that We will accept is $50 or the amount required to keep the
                           Policy in force.
                           (b) If premiums are received which would cause the Policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code,
                           We reserve the right to refund the excess premium payments. Such refunds and interest thereon will be made within 60 days after the end of a Policy Year.
                           (c) We reserve the right to require evidence of insurability for any premium payment that results in an increase in the Death Benefit greater than the amount of the premium.
                           (d) Any premium received in excess of $1,000,000 is subject to Our approval.
                           INITIAL PREMIUM ALLOCATION
                           The initial Net Premium and any additional Net Premiums received by Us prior to the end of the free look period as described in the Right to Examine Policy Provision, will be allocated as shown on Page 3 on the later of:
                           (a) the Policy Date; and
                           (b) the date We receive the premium.
                           The accumulated values of these amounts will then be allocated to the Fixed Account and
                           Sub-Accounts according to the premium allocation You specified in the application on the later of:
                           (a) 10 days after you receive the Policy; or
                           (b) the date We receive the final requirement to put the Policy in force.

PREMIUMS                   SUBSEQUENT PREMIUM ALLOCATIONS
(CONTINUED)                You may change how Your premiums are allocated by notifying Us In Writing or in a manner satisfactory to Us. Subsequent Net Premiums will be allocated to the Fixed
                           Account and Sub-Accounts according to Your most recent instructions as long as:
                           (a) the total number of active Sub-Accounts does not exceed twenty, or the maximum currently allowed by Us; and
                           (b) the percentage You allocate to each Sub-Account is in whole percentages.
                           If We receive a premium with a premium allocation instruction that does not comply with the above rules, We will allocate the Net Premium on a Pro Rata Basis.
VALUATION                  SUB-ACCOUNT ACCUMULATION UNITS
PROVISIONS                 Amounts allocated to each Sub-Account increase the number of Accumulation Units in each
                           Sub-Account. The number of Accumulation Units added to each Sub-Account is determined by dividing the amount allocated to the Sub-Account by the dollar value of one
                           Accumulation Unit for such Sub-Account.
                           Amounts taken from each Sub-Account decrease the number of Accumulation Units in each
                           Sub-Account. The number of Accumulation Units subtracted from each Sub-Account is determined by dividing the amount taken from the Sub-Account by the dollar value of one
                           Accumulation Unit for such Sub-Account.
                           The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described below.
                           SUB-ACCOUNT ACCUMULATION UNIT VALUE
                           The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding
                           Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period
                           (plus the per share amount of any dividend or capital gain distributions paid by that
                           Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.
                           EMERGENCY PROCEDURE
                           If the New York Stock Exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange
                           Commission so that We cannot value the Sub-Accounts, We may postpone all transactions which require valuation of the Sub-Accounts until valuation is possible. Any provision of the Policy which specifies a Valuation Day will be superseded by the emergency procedure.

VALUATION                  FIXED ACCOUNT
PROVISIONS                 We will credit interest to amounts in the Fixed Account on a monthly basis at rates We
(CONTINUED)                determine. The Annual Fixed Account Minimum Credited Rate is shown on Page 3. We may credit interest rates greater than the Annual Fixed Account Minimum Credited Rate to the Fixed Account. Such additional amounts of interest will be nonforfeitable from the effective date of their crediting. The interest credited will reflect the timing of amounts added to or withdrawn from the Fixed Account. Rates will be determined from time to time based on Our expectations as to interest, mortality, expenses, persistency and taxes.
ACCOUNT VALUE,             ACCOUNT VALUE
CASH VALUE                 Your Account Value on the Policy Date equals the initial Net Premium less the Monthly
AND CASH                   Deduction Amount for the first policy month.
SURRENDER VALUE            On each subsequent Monthly Activity Date, Your Account Value equals:
                           (a) the sum of Your Accumulated Value in the Fixed Account and Sub-Accounts; plus
                           (b) the value of Your Loan Account, if any; minus,
                           (c) the appropriate Monthly Deduction Amount.
                           On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:
                           (a) the sum of Your Accumulated Value in the Fixed Account and Sub-Accounts; plus
                           (b) the value of Your Loan Account, if any.
                           ACCUMULATED VALUE -- FIXED ACCOUNT
                           Your Accumulated Value in the Fixed Account equals:
                           (a) the Net Premiums allocated to it; plus
                           (b) amounts transferred to it from the Sub-Accounts or the Loan Account; plus
                           (c) interest credited to it; minus
                           (d) amounts transferred out of it to the Sub-Accounts or the Loan Account; minus
                           (e) any transfer charges; minus
                           (f) any Monthly Deduction Amounts taken from it; minus
                           (g) any withdrawals taken from it.
                           ACCUMULATED VALUE -- SUB-ACCOUNTS
                           Your Accumulated Value in any Sub-Account equals:
                           (a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day;
                           multiplied by
                           (b) that Sub-Account's Accumulation Unit Value on the Valuation Day.
                           The number of Accumulation Units in any Sub-Account is increased when:
                           (a) Net Premiums are allocated to it; or
                           (b) amounts are transferred to it from other Sub-Accounts, the Fixed Account or the
                           Loan Account.
                           The number of Accumulation Units in any Sub-Account is decreased when:
                           (a) amounts are transferred out of it to other Sub-Accounts, the Fixed Account or the
                           Loan Account; or

ACCOUNT VALUE,             (b) any transfer charges are taken from it; or
CASH VALUE                 (c) any Monthly Deduction Amounts are taken from it; or
AND CASH                   (d) any withdrawals are taken from it.
SURRENDER VALUE            CASH VALUE
(CONTINUED)                Your Cash Value is equal to the Account Value less any applicable Surrender Charges.
                           The Surrender Charges and the Policy Years during which they will be applied are shown on Page 3B.
                           CASH SURRENDER VALUE
                           Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any.
TRANSFERS                  AMOUNT AND FREQUENCY OF TRANSFERS
                           Upon request and as long as the Policy is in effect, You may transfer amounts among the
                           Fixed Account and Sub-Accounts.
                           We reserve the right to limit the number and frequency of transfers. One transfer per calendar month is allowed without charge. Each additional transfer is assessed a charge of $25.00. Transfers related to Dollar Cost Averaging are not included for the purposes of this limit nor are they subject to a charge. All transfers are subject to a minimum of $25.00 and a maximum of $2,000,000. There are no restrictions on the size of remaining balances.
                           DOLLAR COST AVERAGING
                           From time to time, We may offer, and if so, You may enroll in a Dollar Cost Averaging program. You may obtain information on the available programs from Us at any time.
                           You may terminate participation in the program at any time by calling or writing Us. In such an event, any non-transferred balances will be allocated to the other accounts according to Your instructions.
                           RESTRICTIONS ON TRANSFERS FROM THE FIXED ACCOUNT
                           You are limited as to the timing and the amounts that can be transferred from the Fixed
                           Account to the Sub-Accounts (other than those allowed under a Dollar Cost Averaging program). The limits are as follows:
                           (a) the transfer must occur during the 30 day period following each Policy Anniversary;
                           and
                           (b) the maximum amount transferred in any Policy Year will be the greater of $1,000 or
                           25% of the Accumulated Value in the Fixed Account on the date of transfer.
                           (c) No transfers will be allowed if You have reached the Scheduled Maturity Date and have elected to continue coverage under Option 1 of the Scheduled Maturity Date provision.

TRANSFERS                  TRANSFERS TO THE FIXED ACCOUNT
(CONTINUED)                You may transfer all amounts in the Sub-Accounts to the Fixed Account and apply the
                           Cash Surrender Value to purchase a non-variable Paid-Up Life Insurance Policy, as long as the Policy is in effect. The amount of the non-variable Paid-Up Life Insurance is the amount that can be purchased by the net single premium at the then attained age of the Insured based on the Annual Fixed Account Minimum Credited Rate and Maximum Cost of
                           Insurance Rates guaranteed in the contract. Subsequent Cash Values of the non-variable
                           Paid-Up Life Insurance are based on the 1980 Commissioners Standard Ordinary Male or
                           Female, (or Unisex Table B), Composite, Ultimate Mortality Table, age nearest birthday using the Monthly Maximum Cost of Insurance and the Annual Fixed Account Minimum
                           Credited Rate. The Paid-Up Life Insurance Policy is not subject to the Monthly
                           Administrative Charge.
                           At any time this policy is in force You may elect to transfer Accumulated Values in the
                           Sub-Accounts to the Fixed Account if a material change is made in the investment policy of the Separate Account and You object to that change. At any time during the first 18 months from the Date of Issue and while this Policy is in force, You may elect to transfer Accumulated Values in the Sub-Accounts to the Fixed Account. Transfers made under these situations will not be subject to any transfer charge; nor will they be included in the total number of transfers for the purpose of determining the applicability of any future transfer charge. All other transfers to the Fixed Account are subject to the charge and frequency restrictions noted in the Amount and Frequency of Transfers provision.
                           TRANSFER CHARGE
                           After a transfer has occurred, the Transfer Charge, as specified on Page 3B, if any, will be deducted on a Pro Rata Basis.
MONTHLY                    GENERAL
DEDUCTION                  On each Monthly Activity Date, We will deduct an amount from Your Account Value to pay
                           Us for providing the benefits of the Policy. This amount is called the Monthly
                           Deduction Amount. On each Policy Anniversary We will determine the rates used to calculate the Monthly Deduction Amount for that Policy Year. These rates will not exceed the maximum rates shown on the Policy Specification Pages. Actual rates will be determined based on our future expectations of such factors as mortality, expenses, interest, persistency and taxes. Any change we make will be on a uniform basis for
                           Insureds of the same Issue Age, Sex, Insurance class, Initial Face Amount, net amount at risk and the length of time coverages have been in-force. The Monthly Deduction
                           Amount equals:
                           (a) the Cost of Insurance Charge; plus
                           (b) the Monthly Administrative Charge; plus
                           (c) the Monthly Per $1,000 Charge; plus
                           (d) the Mortality and Expense Risk Charge; plus
                           (e) the charges for additional benefits provided by rider, if any.
                           The cost associated with those benefits under the Policy that have no separate and distinct charges are included in the rates used to calculate the Monthly Deduction
                           Amount.

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
MONTHLY                    Part of the Cost of Insurance charges is used to recover acquisition expenses arising
DEDUCTION                  from the issuance of the Policy. The expense recovery component is higher in the early
(CONTINUED)                Policy Years. Any change in the Mortality and Expense Risk Charges will be determined in accordance with the procedures and standards on file with the Insurance
                           Superintendent of New York.
                           The Monthly Deduction Amount will be taken on a Pro Rata Basis from the Fixed Account and Sub-Accounts on each Monthly Activity Date. You may request In Writing or in a manner satisfactory to Us to have monthly deductions taken from specific Sub-Accounts and/or the Fixed Account. If any of Your specified choices has insufficient value to cover its portion of the Monthly Deduction Amount, the entire Monthly Deduction Amount will be taken on a Pro Rata Basis. The Monthly Deduction Amount will be taken on each
                           Monthly Activity Date.
                           COST OF INSURANCE CHARGE
                           The total Cost of Insurance Charge for any Monthly Activity Date is equal to:
                           (a) the applicable cost of insurance rates per $1,000; multiplied by
                           (b) the applicable amounts at risk; divided by
                           (c) $1,000.
                           On any Monthly Activity Date, the amount at risk equals the Death Benefit less the
                           Account Value on that date prior to assessing the Monthly Deduction Amount. If there have been any Face Amount increases, the amount at risk will be applied to Face
                           Increases in the reverse order from which they were applied.
                           MONTHLY PER $1,000 CHARGE
                           The total Monthly Per $1,000 Charge is equal to:
                           (i) the applicable Monthly Per $1,000 Rates; multiplied by
                           (ii) the applicable Face Amounts; divided by
                           (iii) $1,000.
                           MORTALITY AND EXPENSE RISK CHARGE
                           The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:
                           (i) the monthly Mortality and Expense Risk Rate; multiplied by
                           (ii) the sum of Your accumulated values in the Sub-Accounts on the Monthly Activity
                           Date, prior to assessing the Monthly Deduction Amount.
INSURANCE CLASS            GENERAL
CHANGES                    Based on Our administrative rules in effect and upon providing satisfactory evidence to
                           Us, You may request to change the insurance class to a more favorable class. Only future cost of insurance rates will be based on the more favorable class and all other contract terms and provisions will remain as established at issue. No change in insurance class or cost will occur on account of deterioration of the Insured's health.
                           Any decrease in cost of insurance rates for which evidence of insurability was obtained cannot be revoked after the decrease has been in force, during the Insured's lifetime, for two years from the effective date of the decrease. Revocation will occur if the evidence of insurability contained inaccurate information which, had We known it was inaccurate at the time of the class change, would have caused Us to not approve the change.
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
INSURANCE CLASS CHANGES    Any change in policy cost factors will be determined in accordance with the procedures
(CONTINUED)                and standards on file with the Insurance Superintendent of
                           New York.
                           If We revoke an insurance class change, Your Account Value will be reduced. The amount of the reduction will equal the additional Cost of Insurance Charges that would have been deducted from Your Account Value, based on the original insurance class, from the time of the change until the time of the revocation.
LAPSE AND POLICY           POLICY DEFAULT
GRACE PERIOD               The Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount and the No
                           Lapse Guarantee is not available.
                           If the Policy goes into default, We will send You a lapse notice warning You that the
                           Policy is in danger of terminating. This notice will be mailed at least 30 days, but no more than 45 days before the end of the Policy Grace Period. It will be mailed both to
                           You and to any assignee of record, at the last known address(es). This lapse notice will tell You the minimum premium required to keep the Policy from terminating. This minimum premium will never be greater than an amount which results in a Cash Surrender
                           Value equal to the current Monthly Deduction Amount plus the next two Monthly Deduction
                           Amounts as of the date the Policy Grace Period began.
TRANSFERS                  RESTRICTIONS ON TRANSFERS FROM THE FIXED ACCOUNT
                           You are limited as to the timing and the amounts that can be transferred from the Fixed
                           Account to the Sub-Accounts (other than those allowed under a Dollar Cost Averaging program). The limits are as follows:
                           (d) the transfer must occur during the 30 day period following each Policy Anniversary;
                           and
                           (e) the maximum amount transferred in any Policy Year will be the greater of $1,000 or
                           25% of the Accumulated Value in the Fixed Account on the date of transfer.
                           (f) No transfers will be allowed if You have reached the Scheduled Maturity Date and have elected to continue coverage under Option 1 of the Scheduled Maturity Date provision.
                           TRANSFERS TO THE FIXED ACCOUNT
                           You may transfer all amounts in the Sub-Accounts to the Fixed Account and apply the
                           Cash Surrender Value to purchase a non-variable Paid-Up Life Insurance Policy, as long as the Policy is in effect. The amount of the non-variable Paid-Up Life Insurance is the amount that can be purchased by the net single premium at the then attained age of the Insured based on the Annual Fixed Account Minimum Credited Rate and Maximum Cost of
                           Insurance Rates guaranteed in the contract. Subsequent Cash Values of the non-variable
                           Paid-Up Life Insurance are based on the 2001 Commissioners Standard Ordinary Male or
                           Female, (or Unisex (80)), Composite, Ultimate Mortality Table, age nearest birthday using the Monthly Maximum Cost of Insurance and the Annual Fixed Account Minimum
                           Credited Rate. The Paid-Up Life Insurance Policy is not subject to the Monthly
                           Administrative Charge.
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
TRANSFERS                  At any time this policy is in force You may elect to transfer Accumulated Values in the
(CONTINUED)                Sub-Accounts to the Fixed Account if a material change is made in the investment policy of the Separate Account and You object to that change. At any time during the first 18 months from the Date of Issue and while this Policy is in force, You may elect to transfer Accumulated Values in the Sub-Accounts to the Fixed Account. Transfers made under these situations will not be subject to any transfer charge; nor will they be included in the total number of transfers for the purpose of determining the applicability of any future transfer charge. All other transfers to the Fixed Account are subject to the charge and frequency restrictions noted in the Amount and Frequency of Transfers provision.
                           TRANSFER CHARGE
                           After a transfer has occurred, the Transfer Charge, as specified on Page 3B, if any, will be deducted on a Pro Rata Basis.
MONTHLY                    GENERAL
DEDUCTION                  On each Monthly Activity Date, We will deduct an amount from Your Account Value to pay
                           Us for providing the benefits of the Policy. This amount is called the Monthly
                           Deduction Amount. On each Policy Anniversary We will determine the rates used to calculate the Monthly Deduction Amount for that Policy Year. These rates will not exceed the maximum rates shown on the Policy Specification Pages. Actual rates will be determined based on our future expectations of such factors as mortality, expenses, interest, persistency and taxes. Any change we make will be on a uniform basis for
                           Insureds of the same Issue Age, Sex, Insurance class, Initial Face Amount, net amount at risk and the length of time coverages have been in-force. The Monthly Deduction
                           Amount equals:
                           (f) the Cost of Insurance Charge; plus
                           (g) the Monthly Administrative Charge; plus
                           (h) the Monthly Per $1,000 Charge; plus
                           (i) the Mortality and Expense Risk Charge; plus
                           (j) the charges for additional benefits provided by rider, if any.
                           The cost associated with those benefits under the Policy that have no separate and distinct charges are included in the rates used to calculate the Monthly Deduction
                           Amount.
                           Part of the Cost of Insurance charges is used to recover acquisition expenses arising from the issuance of the Policy. The expense recovery component is higher in the early
                           Policy Years. Any change in the Mortality and Expense Risk Charges will be determined in accordance with the procedures and standards on file with the Insurance
                           Superintendent of New York.
                           The Monthly Deduction Amount will be taken on a Pro Rata Basis from the Fixed Account and Sub-Accounts on each Monthly Activity Date. You may request In Writing or in a manner satisfactory to Us to have monthly deductions taken from specific Sub-Accounts and/or the Fixed Account. If any of Your specified choices has insufficient value to cover its portion of the Monthly Deduction Amount, the entire Monthly Deduction Amount will be taken on a Pro Rata Basis. The Monthly Deduction Amount will be taken on each
                           Monthly Activity Date.

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
MONTHLY                    COST OF INSURANCE CHARGE
DEDUCTION                  The total Cost of Insurance Charge for any Monthly Activity Date is equal to:
(CONTINUED)                (d) the applicable cost of insurance rates per $1,000; multiplied by
                           (e) the applicable amounts at risk; divided by
                           (f) $1,000.
                           On any Monthly Activity Date, the amount at risk equals the Death Benefit less the
                           Account Value on that date prior to assessing the Monthly Deduction Amount. If there have been any Face Amount increases, the amount at risk will be applied to Face
                           Increases in the reverse order from which they were applied.
                           MONTHLY PER $1,000 CHARGE
                           The total Monthly Per $1,000 Charge is equal to:
                           (i) the applicable Monthly Per $1,000 Rates; multiplied by
                           (ii) the applicable Face Amounts; divided by
                           (iii) $1,000.
                           MORTALITY AND EXPENSE RISK CHARGE
                           The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:
                           (i) the monthly Mortality and Expense Risk Rate; multiplied by
                           (ii) the sum of Your accumulated values in the Sub-Accounts on the Monthly Activity
                           Date, prior to assessing the Monthly Deduction Amount.
INSURANCE CLASS            GENERAL
CHANGES                    Based on Our administrative rules in effect and upon providing satisfactory evidence to
                           Us, You may request to change the insurance class to a more favorable class. Only future cost of insurance rates will be based on the more favorable class and all other contract terms and provisions will remain as established at issue. No change in insurance class or cost will occur on account of deterioration of the Insured's health.
                           Any decrease in cost of insurance rates for which evidence of insurability was obtained cannot be revoked after the decrease has been in force, during the Insured's lifetime, for two years from the effective date of the decrease. Revocation will occur if the evidence of insurability contained inaccurate information which, had We known it was inaccurate at the time of the class change, would have caused Us to not approve the change. Any change in policy cost factors will be determined in accordance with the procedures and standards on file with the Insurance Superintendent of New York.
                           If We revoke an insurance class change, Your Account Value will be reduced. The amount of the reduction will equal the additional Cost of Insurance Charges that would have been deducted from Your Account Value, based on the original insurance class, from the time of the change until the time of the revocation.
LAPSE AND POLICY           POLICY DEFAULT
GRACE PERIOD               The Policy will go into default on any Monthly Activity Date on which the Account Value less Indebtedness is not sufficient to cover the Monthly Deduction Amount and the No
                           Lapse Guarantee is not available.

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
LAPSE AND POLICY           If the Policy goes into default, We will send You a lapse notice warning You that the
GRACE PERIOD               Policy is in danger of terminating. This notice will be mailed at least 30 days, but no
(CONTINUED)                more than 45 days before the end of the Policy Grace Period. It will be mailed both to
                           You and to any assignee of record, at the last known address(es). This lapse notice will tell You the minimum premium required to keep the Policy from terminating. This minimum premium will never be greater than an amount which results in a Cash Surrender
                           Value equal to the current Monthly Deduction Amount plus the next two Monthly Deduction
                           Amounts as of the date the Policy Grace Period began.
                           We will keep the Policy inforce for the 61-day period following the date Your Policy goes into default. We call that period the Policy Grace Period. However, if We have not received the required premiums (specified in Your lapse notice) by the end of the
                           Policy Grace Period, the Policy will terminate.
                           The Policy will be in default if total Indebtedness equals or exceeds the Cash Value on any Monthly Activity Date. We will advise You of the amount required to repay or reinstate such Indebtedness. If such payment is not made by the end of the Policy Grace
                           Period, the Policy will terminate without value.
                           If the Insured dies during the Policy Grace Period, We will pay the Death Proceeds.
                           NO LAPSE GUARANTEE
                           A No Lapse Guarantee is available as long as the Policy is in the No Lapse Guarantee
                           Period; and the cumulative premiums paid into the Policy, less Indebtedness and less withdrawals from the Policy, equal or exceed the Cumulative No Lapse Guarantee Premium.
                           The No Lapse Guarantee Period is shown on Page 3.
                           While the No Lapse Guarantee is available, We guarantee that Your Account Value less
                           Indebtedness, will never be less than zero.
                           The No Lapse Guarantee will remain in effect on each subsequent Monthly Activity Date provided:
                           (a) the Policy remains in default; and
                           (b) the No Lapse Guarantee is available.
                           Negative Account Values will not occur during the No Lapse Guarantee Period.
                           Once terminated, the No Lapse Guarantee cannot be reinstated. It is possible for the No
                           Lapse Guarantee to terminate while the Policy remains in force.
                           NO LAPSE GUARANTEE PREMIUM
                           The No Lapse Guarantee Premium is shown on Page 3.
                           If there is any increase or decrease in the Face Amount, or any change in rider coverage or a change in insurance class, a new monthly No Lapse Guarantee Premium will be calculated. We will send You a notice of the new Monthly No Lapse Guarantee Premium, which will be used in calculating the Cumulative No Lapse Guarantee Premium in subsequent months.
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
REINSTATEMENT              GENERAL
                           Unless the Policy has been surrendered for its Cash Surrender Value, the Policy may be reinstated, prior to the Scheduled Maturity Date, provided:
                           (a) You make Your request In Writing within five years from the Termination Date;
                           (b) satisfactory evidence of insurability is submitted;
                           (c) the Insured is alive on the date of Reinstatement;
                           (d) any Indebtedness at the time of termination must be repaid or carried over to the reinstated policy; and
                           (e) You pay premium equal to or greater than the sum of:
                           (i) an amount necessary to cover all Monthly Deduction Amounts that are due and unpaid during the Policy Grace Period; and
                           (ii) an amount necessary to keep the Policy in force for 3 months after the date of reinstatement.
                           The Account Value on the reinstatement date will equal:
                           (a) Net Premiums attributable to premiums paid at the time of reinstatement; minus
                           (b) the Monthly Deduction Amounts that were due and unpaid during the Policy Grace
                           Period; plus
                           (c) any Indebtedness carried over to the reinstated Policy.
                           Any Surrender Charge will be based on the duration from the original Policy Date as though the Policy had never lapsed.
POLICY LOANS               GENERAL
                           At any time while the Policy is in force and has a Cash Surrender Value, You may obtain a loan from Us. We will hold the Policy as sole security for repayment of any such loans taken. We may defer granting a loan, for the period permitted by law but not more than six months from the date of receipt of the loan request, unless the loan is to be used to pay premiums on any policies You have with Us. Any loan amount secured by transfers from the Sub-Accounts are subject to the Separate Account deferral provisions. We recommend consultation with a Tax Advisor prior to taking a loan.
                           LOAN AMOUNTS
                           Any new loan taken together with any existing Indebtedness may not exceed 90% of the
                           Cash Value on the date We grant a loan. The minimum loan amount that We will allow is
                           $500. When You take a loan, an amount equal to the loan is transferred from the Fixed
                           Account and the Sub Accounts into the Loan Account as security for the loan. In the absence of instructions from You, We will transfer such amount to the Loan Account on a
                           Pro Rata Basis.
                           Unless You specify otherwise, all loan amounts will be transferred from the Fixed
                           Account and the Sub-Accounts to the Loan Account on a Pro Rata Basis.
                           TERMINATION DUE TO EXCESSIVE INDEBTEDNESS
                           The Policy will go into default on any Monthly Activity Date on which total
                           Indebtedness equals or exceeds the Cash Value.

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


POLICY LOANS               If the Policy goes into default, We will send You at Your last known address a written
(CONTINUED)                notice of the amount required to keep the Policy from terminating. Such notice will be mailed 61 days prior to the date the Policy is scheduled to terminate. If the loan repayment is not made by the end of the 61-day period, the Policy will terminate without value. When the Policy terminates with outstanding Indebtedness, You will be deemed to have received taxable income if the Indebtedness at the time of the termination exceeds Your tax basis in the Policy.
                           CREDITED INTEREST
                           Any amounts in the Loan Account will be credited with interest at a rate equal to the
                           Annual Fixed Account Minimum Credited Rate shown on Page 3.
                           LOAN REPAYMENTS
                           All or part of a loan may be repaid at any time that:
                           (a) the Policy is in force; and
                           (b) the Insured is alive.
                           However, each repayment must be at least the lesser of $50 or the Indebtedness and clearly identified In Writing or in a manner satisfactory to Us as a loan repayment.
                           Otherwise, it will be considered a premium payment.
                           The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Fixed Account and Sub-Accounts in the same percentage as premiums are allocated.
                           MAXIMUM INTEREST RATE CHARGED ON INDEBTEDNESS
                           The interest rate charged on Indebtedness will never exceed the Maximum Interest Rate shown in the table below:

                                               MAXIMUM INTEREST RATE CHARGED
                            DURING POLICY     EQUALS THE FIXED ACCOUNT MINIMUM
                                YEARS               CREDITED RATE PLUS:
-------------------------------------------------------------------------------
                                 1-10                      2.00%
                             11 and later                  1.00%

                           Because the interest charged on Indebtedness may exceed the rate credited to the Loan
                           Account, the Indebtedness may grow faster than the Loan Account. If this happens, any difference between the value of the Loan Account and the Indebtedness will be transferred on each Monthly Activity Date from the Fixed Account and Sub-Accounts to the Loan Account in a manner consistent with the way Monthly Deductions are taken.
WITHDRAWALS                GENERAL
                           You may request a withdrawal In Writing or in a manner satisfactory to Us. The minimum withdrawal allowed is $500. The maximum withdrawal is the Cash Surrender Value less
                           $1,000. A charge of up to $10 may be assessed for each withdrawal. One withdrawal per calendar month is allowed. Unless specified otherwise the withdrawal will be deducted on a Pro Rata Basis.
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
WITHDRAWALS                If the Death Benefit Option then in effect is Option A (Level Option) or Option C
(CONTINUED)                (Return of Premium Option), the Face Amount will be reduced by the amount equal to the reduction in the Account Value resulting from the withdrawal. If the Death Benefit
                           Option then in effect is Option B (Return of Account Value Option), the Face Amount
                           will not be reduced.
                           If the Death Benefit Option then in effect is Option D (Decreasing Option), the withdrawal will result in a reduction in the Option Adjustment Amount, but the Option
                           Adjustment Amount will not be allowed to become negative. If the Option Adjustment
                           Amount becomes zero, any remaining and/or additional withdrawal amounts will result in a reduction in the Face Amount.
SURRENDERS                 GENERAL
                           While the Policy is in force, You may surrender the Policy to Us. The Policy, and additional benefits provided by rider, are then canceled as of the day We receive Your request In Writing or the date You request the surrender, whichever is later. We will then pay You the Cash Surrender Value as of that date. If, at the time of surrender, the Policy is in its Surrender Charge period a Surrender Charge will be assessed as shown on Page 3B.
                           A detailed statement of the method of computation of cash surrender values and other nonforfeiture benefits is on file with the Insurance Superintendent of New York.
PAYMENTS                   GENERAL
BY US                      We will pay Death Proceeds, Cash Surrender Values, withdrawals and loan amounts attributable to the Sub-Accounts within seven days after We receive all the information satisfactory to Us to process the payment unless:
                           (a) the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the
                           Securities and Exchange Commission (SEC); or
                           (b) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts.
                           DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT
                           We may defer payment of any Cash Surrender Values, withdrawals and loan amounts which are not attributable to the Sub-Accounts for up to six months from the date of the request except to pay premiums to Us. If We defer payment for more than 10 days, We will pay interest at the rate We declare under Settlement Option 1 -- Interest Income.
TAXATION OF THE            GENERAL
SEPARATE ACCOUNT           We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the Policy in the future, subject to approval by the Insurance Superintendent of New
                           York.

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


THE CONTRACT               ENTIRE CONTRACT
                           The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the Policy, any endorsements or riders and all additional policy information sections added to the Policy are the entire contract. The contract is made in consideration of the application and the payment of the initial premium. We will not use any statement to cancel the Policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will be deemed representations and not warranties.
                           CONTRACT MODIFICATION
                           The only way this contract may be modified is by a written agreement signed by Our
                           President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.
                           FUND MODIFICATION
                           We reserve the right, subject to any applicable law, to make certain changes, including the right to add, eliminate or substitute any investment options offered under the
                           Policy.
                           NON-PARTICIPATION
                           The Policy is non-participating. It does not share in Our surplus earnings, so You will receive no policy dividends under it.
                           MISSTATEMENT OF AGE AND/OR SEX
                           If on the date of death:
                           (a) the Issue Age of the Insured is understated; or
                           (b) the sex of the Insured is incorrectly stated such that it resulted in lower Costs of Insurance,
                           the Death Benefit will be reduced to the Death Benefit that would have been provided by the last Cost of Insurance charge at the correct Issue Age and/or sex.
                           If on the date of death:
                           (a) the Issue Age of the Insured is overstated; or
                           (b) the sex of the Insured is incorrectly stated such that it resulted in higher Costs of Insurance,
                           the Death Benefit will be adjusted by the return of all excess Costs of Insurance prior to the date of the Insured's death. Excess Cost of Insurance Charges equal the sum of the following for each Monthly Activity Date:
                           (a) the amount at risk on each Monthly Activity Date; multiplied by
                           (b) the actual Cost of Insurance rate used to determine Monthly Deduction Amounts less the Cost of Insurance rate based on the true age and sex of the Insured;
                           (c) divided by 1000.
                           SUICIDE
                           If, within two years from the Date of Issue, the Insured dies by suicide, Our liability will be limited to the premiums paid less Indebtedness and less any withdrawals.

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
THE CONTRACT               If, within two years from the effective date of any increase in the Face Amount for
(CONTINUED)                which evidence of insurability was obtained, the Insured dies by suicide, Our liability with respect to such increase, will be limited to the Cost of Insurance for the increase.
                           INCONTESTABILITY
                           We cannot contest the Policy after it has been in force, during the Insured's lifetime, for two years from its Date of Issue, except for non-payment of premium.
                           Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for two years from the effective date of the increase.
                           The Policy may not be contested for more than two years after the reinstatement date.
                           Any contest We make after the Policy is reinstated will be limited to the material misrepresentations in the evidence of insurability provided to Us in the request for reinstatement. However, the provision will not affect Our right to contest any statement in the original application or a different reinstatement request which was made during the Insured's lifetime from the Date of Issue of the Policy or a subsequent reinstatement date.
                           APPEALING DENIAL OF CLAIM
                           On any denied claim, You or Your representative may appeal to the Company for a full and fair review. You may:
                           (a) request a review upon written application within 60 days of receipt of a claim denial;
                           (b) review pertinent documents; and
                           (c) submit issues and comments In Writing.
                           SEPARATE ACCOUNTS
                           We will have exclusive and absolute ownership and control of the assets of Our Separate
                           Accounts. The assets of a Fund will be available to cover the liabilities of Our
                           General Account only to the extent that those assets exceed the liabilities of that
                           Separate Account. Such assets will not be chargeable with liabilities arising out of any other business that We may conduct. The assets of a Fund will be valued on each
                           Valuation Day. Realized and unrealized gains and losses from the assets of each Fund are credited or charged to against such Fund without regard to Our other income, gains and losses. Our determination of the value of an Accumulation Unit by the method described in the Policy will be conclusive.
                           CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
                           At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of Fund shares held by the Sub-Accounts, the Separate
                           Account may be operated as a management company under the Investment Company Act of
                           1940 or any form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more Separate Accounts.

THE CONTRACT               VOTING RIGHTS
(CONTINUED)                We will notify You of any Fund shareholder's meetings at which the shares held for Your
                           Sub-Account may be voted. We will also send proxy materials and instructions for You to vote the shares held for Your Sub-Account. We will arrange for the handling and tallying of proxies received from the Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Owners. You may attend any meeting, where shares held for Your benefit may be voted.
                           In the event that You give no instructions or leave the manner of voting discretionary,
                           We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, We will vote the Fund shares in this proportionate manner which are held by Us for Our own account.
                           ANNUAL REPORT
                           We will send You a report at least once each Policy Year showing:
                           (a) the current Account Value, Cash Surrender Value and Face Amount;
                           (b) the premiums paid, Monthly Deduction Amounts and loans since the last report;
                           (c) the amount of any Indebtedness; and
                           (d) any other information required by the Insurance Superintendent of New York.
OWNERSHIP AND              CHANGE OF OWNER OR BENEFICIARY
BENEFICIARY                The Owner and Beneficiary will be those named in the application until You change them.
                           To change the Owner or Beneficiary, notify Us In Writing while the Insured is alive.
                           After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Insured is living when We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.
                           ASSIGNMENT
                           You may assign the Policy. Until You notify Us In Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.
                           OWNER'S RIGHTS
                           While the Insured is alive and no Beneficiary is irrevocably named, You may:
                           (a) exercise all the rights and options that the Policy provides or that We permit;
                           (b) assign the Policy; and
                           (c) agree with Us to any change to the Policy.
                           NO NAMED BENEFICIARY
                           If no named Beneficiary survives the Insured, then, unless the Policy provides otherwise:
                           (a) You will be the Beneficiary; or
                           (b) if You are the Insured, Your estate will be the Beneficiary.
TERMINATION AND            TERMINATION
MATURITY DATE              The Policy will terminate upon the earliest of the following events:
                           (a) the Scheduled Maturity Date of the Policy unless You request to continue the Policy after such date as described below; or
                           (b) the surrender of the Policy; or

TERMINATION AND            (c) the end of the Policy Grace Period during which the amount required is not
MATURITY DATE              received; or
(CONTINUED)                (d) the date We receive notification In Writing of the death of the Insured.
                           SCHEDULED MATURITY DATE
                           The Scheduled Maturity Date is the last date on which You may elect to pay premium.
                           Unless You elect to continue the Policy beyond this date, the Policy will terminate and any Cash Surrender Value will be paid to You.
                           If elected, the Policy may continue in force after the Scheduled Maturity Date subject to the following conditions:
                           (a) the Policy must be in force on the Scheduled Maturity Date; and
                           (b) the Owner including any assignee of record must agree In Writing to this continuation and must elect an Option at least 30 days prior to the Scheduled Maturity
                           Date. If no Option is elected, the default is Option 1 below.
                           If any of the above conditions are not met, the Policy, if still in force, will terminate on the Scheduled Maturity Date.
                           You may elect either Option 1 or Option 2, which are described below.
                           OPTION 1 (This option restricts future transfers between the Sub-Accounts and the Fixed
                           Account.) Under Option 1, after the Scheduled Maturity Date:
                           (a) the Face Amount will be set equal to the Death Benefit on the Maturity Date;
                           (b) the Death Benefit Option will be changed to Option A (Level Option);
                           (c) the Account Value will continue to be valued as described in the Account Value,
                           Cash Value and Cash Surrender Value provision;
                           (d) policy values will be transferred to the Fixed Account and no further transfers will be allowed;
                           (e) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;
                           (f) loans and withdrawals will continue to be available;
                           (g) no future Monthly Deduction Amounts will be deducted from Your Account Value;
                           (h) no further premiums will be accepted;
                           (i) loan repayments may be made;
                           (j) all additional benefits provided by rider will deem to have terminated at the
                           Scheduled Maturity Date; and
                           (k) the Policy may terminate due to excessive Indebtedness.
                           OPTION 2 (This option continues to allow future transfers between the Sub-Accounts and the Fixed Account.) Under Option 2, after the Scheduled Maturity Date:
                           (a) the Face Amount will be set equal to the Death Benefit minus the Account Value on
                           Maturity Date;
                           (b) the Death Benefit Option will be changed to Option B (Return of Account Value
                           Option) with no evidence of insurability being required;
                           (c) the Account Value will continue to be valued as described in the Account Value,
                           Cash Value and Cash Surrender Value provision;
                           (d) any loans that are in effect on the Scheduled Maturity Date will continue to accrue interest and become part of any Indebtedness;

TERMINATION AND            (e) loans and withdrawals will continue to be available;
MATURITY DATE              (f) no future Monthly Deduction Amounts will be deducted from Your Account Value;
(CONTINUED)                (g) no further premiums will be accepted;
                           (h) loan repayments may be made;
                           (i) all additional benefits provided by rider will deem to have terminated at the
                           Scheduled Maturity Date; and
                           (j) the Policy may terminate due to excessive Indebtedness.
                           THIS POLICY MAY NOT QUALIFY AS LIFE INSURANCE AFTER THE INSURED'S ATTAINED AGE 100
                           UNDER FEDERAL TAX LAW AND MAY BE SUBJECT TO ADVERSE TAX CONSEQUENCES. YOUR TAX ADVISOR
                           SHOULD BE CONSULTED BEFORE YOU CHOOSE TO CONTINUE THE POLICY BEYOND AGE 100.
INCOME                     AVAILABILITY
SETTLEMENT                 All or parts of the proceeds of the Policy may, instead of being paid in one sum, be
OPTIONS                    left with Us under any one or a combination of the following options, subject to Our minimum amount requirements on the date of election.
                           We will pay interest of at least 2% per year (or higher, if required by state law) on the Death Proceeds from the date We receive notification of the Insured's death to the date payment is made or an Income Settlement Option is elected. The rate will always be at least the rate of interest payable under Option 1 --  Interest Income. These proceeds are then no longer subject to the investment experience of a Separate Account.
                           If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent.
                           DESCRIPTION OF TABLES
                           The options shown on the next page are based on interest at a guaranteed rate of 2% per year.
                           EXCESS INTEREST
                           We may pay or credit excess interest of such amount and in such manner as We determine.
                           DEATH OF PAYEE
                           If the payee dies while receiving payments under one of the options on the next page,
                           We will pay the following:
                           (a)  any principal and accrued interest remaining unpaid under Option 1 or 2; and
                           (b)  the value of remaining unpaid guaranteed payments, if any, under Option 3, commuted using interest of 2% per year.
                           Any such amount will be paid in one sum to the payee's estate.
                           OTHER OPTIONS
                           To convert the monthly payments shown in the table for Option 3 to quarterly, semi-annual or annual payments, multiply by the following factors:

                                  PAYMENT INTERVAL              FACTOR
---------------------------------------------------------------------------
                                     Quarterly                   2.99
                                    Semi-annual                  5.96
                                       Annual                   11.84

INCOME                        Other options may be arranged with Our consent.
SETTLEMENT                    OPTION 1 --  INTEREST INCOME
OPTIONS
(CONTINUED)                   Payments of interest at the rate We declare, but not less than 2% per year, on the amount left under this option.
                              OPTION 2 --  INCOME OF FIXED AMOUNT
                              Equal payments of the amount chosen until the amount left under this option, with interest of not less than 2% per year, is exhausted. The final payment will be for the balance only.
                              OPTION 3 --  INCOME FOR FIXED PERIOD
                              Payments, determined from the table below, are guaranteed for the number of years chosen. The first payment will be due on the date proceeds are applied under this option.

                                          MONTHLY PAYMENTS               MONTHLY PAYMENTS
                                NUMBER      PER $1,000 OF      NUMBER     PER $1,000 OF
                               OF YEARS       PROCEEDS        OF YEARS       PROCEEDS
-----------------------------------------------------------------------------------------
                                   1           $84.08            10           $9.17
                                   2            42.45            15            6.40
                                   3            28.58            20            5.03
                                   4            21.64            25            4.21
                                   5            17.48            30            3.67

                        HARTFORD LIFE INSURANCE COMPANY
                              HOME OFFICE ADDRESS:
                              200 HOPMEADOW STREET
                          SIMSBURY, CONNECTICUT 06089
                          (A STOCK INSURANCE COMPANY)
                                (THE "COMPANY")

                           INDIVIDUAL LIFE OPERATIONS
                                 P.O. BOX 64582
                         ST. PAUL, MINNESOTA 55164-0582
                        TELEPHONE NUMBER: 1-800-243-5433

CASH SURRENDER VALUE PAYABLE ON THE SCHEDULED MATURITY DATE, UNLESS EXTENDED BY
                               ELECTION OF OWNER
  DEATH PROCEEDS PAYABLE AT DEATH OF INSURED AS DESCRIBED IN THE DEATH BENEFIT
                                    SECTION
                            ADJUSTABLE DEATH BENEFIT
                      PREMIUMS PAYABLE AS SHOWN ON PAGE 3
                               NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUES PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY BE FIXED OR MAY INCREASE OR DECREASE DEPENDING ON THE INVESTMENT EXPERIENCE OF THAT SEPARATE ACCOUNT. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 15. THE DEATH PROCEEDS WILL BE PAYABLE IN ACCORDANCE WITH THE PROVISIONS DESCRIBED IN THE DEATH BENEFIT SECTION ON PAGE 7.

                                     [LOGO]
                                  THE HARTFORD

                                FLEXIBLE PREMIUM
                    VARIABLE UNIVERSAL LIFE INSURANCE POLICY